PREMIUM CIGARS INTERNATIONAL, LTD. AND SUBSIDIARY
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                         Three Months        Six Months
                                             Ended              Ended
                                         September 30,      September 30,
                                             1997               1997
                                             ----               ----

            Net Loss                     $   (454,110)      $  (776,475)
                                         ============       ===========

            Weighted average common
              shares outstanding            2,251,371         1,868,042
                                         ============       ===========


            Primary loss per share       $       (.20)      $      (.42)
                                         ============       ===========

Earnings per share are based upon the weighted average number of shares outstanding for each of the respective periods. Fully diluted earnings per share are not presented as they are anti-dilutive.